Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated May 24, 2012 relating to the Bond Index Fund, Emerging Markets Equity Index Fund, Enhanced Large Cap Fund, Fixed Income Fund, Global Fixed Income Fund, Global Real Estate Index Fund, Global Sustainability Index Fund, High Yield Fixed Income Fund, Income Equity Fund, International Equity Fund, International Equity Index Fund, Large Cap Equity Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid Cap Index Fund, Short-Intermediate U.S. Government Fund, Small Cap Core Fund, Small Cap Index Fund, Small Cap Value Fund, Stock Index Fund, Tax-Advantaged Ultra-Short Fixed Income Fund, Technology Fund, U.S. Government Fund, and Ultra-Short Fixed Income Fund each a series of Northern Funds, appearing in the Annual Reports on Form N-CSR of Northern Funds for the year ended March 31, 2012, and to the references to us under the heading “Service Providers” in the Combined Prospectus/Information Statement and the heading “Experts” in the Statement of Additional Information, both of which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 20, 2012